UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): July 24, 2026

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33139

(Address of principal executive offices, including zip code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2026, NextNRG, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Investor agreed to purchase, a senior secured convertible note of the Company, in the aggregate original principal amount of $2,000,000 (the “Note”), which is convertible into shares of common stock of the Company (the “Conversion Shares”), par value $0.0001 per share (the “Common Stock”). The closing of the transaction contemplated under the Purchase Agreement (the “Closing”) occurred on July 24, 2026 (the “Closing Date”). Upon the Closing, the Company issued the Note and received gross proceeds of approximately $1.8 million. The Company intends to use the net proceeds from the sale of the Note for general corporate purposes and working capital requirements.

Pursuant to the Purchase Agreement, the Company agreed not to issue any equity, equity linked securities, debt or preferred shares in any Subsequent Placement (as defined in the Purchase Agreement) so long as the Note is outstanding, subject to certain exceptions. The Company also agreed to provide the Investor with a right of participation in 100% of any Subsequent Placement until the later of the 4 month anniversary of the Closing Date and the date the Note is no longer outstanding.

The Note

The Note bears interest at a rate of twelve percent (12%) per annum and will mature on October 24, 2026 (the “Maturity Date”). From and after the occurrence and during the continuance of any Event of Default (as defined in the Note), the interest rate will increase by nine percent (9%) until such Event of Default is subsequently cured. The Maturity Date may be extended for an additional three (3) months by mutual written consent of the Company and the Investor or at the option of the Investor, subject to the terms of the Note. On the Maturity Date, the Company shall pay to the Investor an amount in cash representing the sum of (i) 50% of all outstanding principal (the “Payment Premium”), (ii) all outstanding principal, and (iii) all accrued and unpaid interest and Late Charges (as defined in the Note) on such principal and interest. The Note is convertible at the option of the Investor into Conversion Shares at a fixed conversion price equal to $0.75 per share.

The Company may, at any time and with 30 days’ prior notice, redeem all of the outstanding amount then remaining under the Note for cash in an amount equal to the sum of (i) the Payment Premium, (ii) all outstanding principal, and (iii) all accrued and unpaid interest and Late Charges on such principal and interest as of the applicable redemption date.

Pursuant to the Note, if the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement or offering statement of any of its equity securities (other than on Form S-4 or Form S-8), then the Company shall deliver to the Investor a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, the Investor shall so request in writing, the Company shall include in such registration statement or offering statement all or any number of Conversion Shares and/or any capital stock of the Company issued or issuable with respect to the Conversion Shares or the Note as requested by the Investor.

The Note is secured by the collateral set forth in the Security and Pledge Agreement (as defined below) and is guaranteed by each of the Company’s subsidiaries pursuant to a Guaranty (the “Guaranty”).

The Security and Pledge Agreement

In connection with the Purchase Agreement and the Note, on July 24, 2026, the Company, certain subsidiaries of the Company (each a “Grantor” and together with the Company, collectively, the “Grantors”) and the Investor also entered into a security and pledge agreement (the “Security and Pledge Agreement”). Pursuant to the Security and Pledge Agreement, the Grantors have granted a security interest in the Collateral (as defined in the Security and Pledge Agreement), which includes substantially all of the assets of the Company.

The foregoing does not purport to be a complete description of each of the Note, the Purchase Agreement, the Security and Pledge Agreement and the Guaranty and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes, the Purchase Agreement, the Security and Pledge Agreement and the Guaranty is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02. The Note was, and the Conversion Shares issuable upon conversion or otherwise pursuant to the terms thereof will be, offered, issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description

4.1	Form of Initial Note
10.1	Form of Securities Purchase Agreement, dated July 24, 2026
10.2	Form of Security and Pledge Agreement, dated July 24, 2026
10.3	Form of Guaranty, dated as of July 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

July 29, 2026	By:	/s/ Michael D. Farkas
Date		Michael D. Farkas
Chief Executive Officer